                                                                    EXHIBIT 99.1

PRESS RELEASE
Contact:   William W. Moreton
           Chief Financial Officer
Phone:  (314) 633-7123


    PANERA BREAD FIRST QUARTER EARNINGS PER SHARE INCREASED 67% TO $0.35 AND
                COMPANY ANNOUNCES UPWARD REVISION TO 2002 TARGET

 HIGHLIGHTS:

- SYSTEM-WIDE SALES INCREASED 48% to $207.0 MILLION IN THE FIRST QUARTER
- THE 24 BAKERY-CAFES OPENED IN Q1 AVERAGED ANNUALIZED SALES OF $2.08 MILLION
- SYSTEM-WIDE AVERAGE ANNUALIZED SALES INCREASED 5.9% TO $1.78 MILLION
- 2002 EARNINGS PER SHARE TARGET RAISED TO $1.40, A 54% INCREASE OVER 2001
  RESULTS

St. Louis, Mo. May 30, 2002 - Panera Bread Company (Nasdaq:PNRA) today reported that net income for the 16 weeks ended April 20, 2002, rose to $5,225,000, or $0.35 per diluted share, from $3,059,000, or $0.21 per diluted share, for the 16 weeks ended April 21, 2001.

System-wide sales and total revenues increased 48% and 45%, respectively, for the 16 weeks ended April 20, 2002, compared to the 16 weeks ended April 21, 2001, as follows:

                                 16 Weeks ended             16 Weeks Ended              Percentage
                                 April 20, 2002             April 21, 2001               Increase
                                 --------------             --------------              ----------
System-wide sales                   $207,001,000               $139,691,000                48%
Total revenues                      $ 77,005,000               $ 53,275,000                45%

System-wide comparable bakery-cafe sales (excluding specialty bakery-cafes and closed locations) increased 5.5% for the 16 weeks ended April 20, 2002 (5.3% for company-owned and 5.6% for franchised bakery-cafes). This marks the 25th consecutive quarter that Panera Bread (on a stand-alone basis) has reported positive comparable company bakery-cafe sales.

As of April 20, 2002, there were 390 Panera Bread bakery-cafes (including one specialty bakery-cafe). During the 16 weeks ended April 20, 2002, we opened 24 new Panera Bread bakery-cafes and closed three bakery-cafes, as follows:

                                                            Company-owned             Franchised             Total System
                                                            -------------             ----------             ------------
Bakery-cafes as of December 29, 2001                              110                      259                     369
Bakery-cafes opened                                                 7                       17                      24
Bakery-cafes purchased from franchisee                              3                       (3)                      0
Bakery-cafes closed                                                (3)                       0                      (3)
                                                               ------                  -------                  ------
Bakery-cafes as of April 20, 2002                                 117                      273                     390

During the first quarter, the company purchased the three existing bakery-cafes and the development rights for the Jacksonville market from its Jacksonville franchisee. Additionally, the company closed three bakery-cafes during the first quarter. These consisted of the two company-owned specialty bakery-cafes and one of the original Saint Louis Bread Co. locations acquired in 1993.

The total number of active additional franchise commitments in place as of April 20, 2002 was 507.

System-wide average weekly sales (excluding the specialty bakery-cafes and closed locations) for the 16 weeks ended April 20, 2002, were $34,264 per week. This equates to an annualized sales volume of $1,782,000, a 5.9% increase over the same period in the prior year. A summary of bakery-cafe sales and

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
operating weeks is as follows:

                                                         16 weeks ended            16 weeks ended             Percentage
                                                         April 20, 2002            April 21, 2001              Increase
                                                         --------------            --------------              --------
Average weekly bakery-cafe sales(1)                           $34,264                   $32,345                    5.9%

Operating weeks(1)                                            6,033.0                   4,301.8                   40.2%

(1) Excluding specialty bakery-cafes and closed locations.

Ron Shaich, chairman and chief executive officer, commented, "We were very pleased with our record results in the first quarter. These results were driven by our very strong average unit volumes. Even more significantly, the new bakery-cafes that were opened in the first quarter are on a pace to achieve an average annualized unit sales volume in excess of $2.0 million. These bakery-cafes are performing significantly better than the system average. This trend continues to speak to our broad consumer appeal and the increasing customer awareness of our concept. These sales volumes have also resulted in very high returns on investment, which have in turn led to accelerating new bakery-cafe development."

Mr. Shaich concluded, "As we look forward for the remainder of fiscal year 2002, we are increasing our development target to 115 bakery-cafes (25 company-owned and 90 franchised). We are also targeting a 3% to 4% increase in comparable bakery-cafe sales and a 0.8% to 1.0% improvement in bakery-cafe margins. As a result of our accelerating development, strong sales volumes, and expanding margins, we are raising our 2002 earnings per share target to $1.40 per share, representing a 54% increase over 2001. This breaks down to the following quarterly earnings per share targets: second quarter $0.26; third quarter $0.31; and fourth quarter $0.48. The company remains committed to its 2003 target of $1.85 per share."

The company will discuss these results in a conference call today, May 30, 2002, at 1:00 PM Central Daylight Time. To access the call, go to http://www.panerabread.com/pages/a_ir_news.php, where it will also be archived for 90 days.

Panera Bread Company owns and franchises bakery-cafes under the Panera Bread and Saint Louis Bread Co. names. The company is a leader in the emerging specialty bread/cafe category due to its unique bread combined with a quick, casual dining experience. Additional information is available on the company's website, www.panerabread.com.

Matters discussed in this news release, including any discussion or impact, express or implied, on the Company's anticipated growth, operating results and future earnings per share contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The statements identified by the words "believe", "positioned", "estimate", "project", "target", "continue", "will", "intend", "expect", "future", "anticipates", and similar expressions express management's present belief, expectations or intentions regarding the Company's future performance. The Company's actual results could differ materially from those set forth in the forward-looking statements due to known and unknown risks and uncertainties and could be negatively impacted by a number of factors. These factors include but are not limited to the following the availability of sufficient capital to the Company and the developers party to franchise development agreements with the Company; variations in the number and timing of bakery-cafe openings; public acceptance of new bakery-cafes; competition; national and regional weather conditions; changes in restaurant operating costs, particularly food and labor; and other factors that may affect retailers in general. These and other risks are discussed from time to time in the Company's SEC reports, including its Form 10-K for the year ended December 29, 2001.



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


                              PANERA BREAD COMPANY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (unaudited)
                    (in thousands, except per share amounts)


                                                                      FOR THE 16 WEEKS ENDED
                                                                  APRIL 20,             APRIL 21,
                                                                   2002                   2001
                                                                   ----                   ----
Revenues:
    Bakery-cafe sales.......................................    $    59,477           $    42,114
    Franchise royalties and fees............................          7,304                 5,069
    Commissary sales to franchisees.........................         10,224                 6,092
                                                                -----------           -----------
      Total revenue.........................................         77,005                53,275
                                                                -----------           -----------

Costs and expenses:
    Bakery-cafe expenses:
      Cost of food and paper products.......................         17,890                13,191
      Labor.................................................         17,944                12,420
      Occupancy.............................................          4,336                 3,057
      Other operating expenses..............................          7,851                 5,811
                                                                -----------           -----------
        Total bakery-cafe expenses..........................         48,021                34,479
                                                                -----------           -----------

    Commissary cost of sales to franchisees.................          9,445                 5,567
    Depreciation and amortization...........................          3,788                 2,862
    General and administrative expenses.....................          7,284                 5,341
                                                                -----------           -----------
      Total costs and expenses..............................         68,538                48,249
                                                                -----------           -----------

Operating profit............................................          8,467                 5,026
Interest expense............................................              8                    30
Other expense (income), net.................................            201                   (19)
Minority interest...........................................             30                    --
                                                                -----------           -----------

Income before income taxes..................................          8,228                 5,015
Income taxes................................................          3,003                 1,956
                                                                -----------           -----------

      Net income............................................    $     5,225           $     3,059
                                                                ===========           ===========

Net income per common share - basic.........................    $       .36           $       .22

Net income per common share - diluted.......................    $       .35           $       .21

Weighted average shares of common and common
   equivalent shares outstanding............................
    Basic...................................................         14,324                13,621
    Diluted.................................................         14,967                14,259



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                              PANERA BREAD COMPANY
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                 MARGIN ANALYSIS
                                   (unaudited)

    The following table sets forth the percentage relationship to total revenues, except where otherwise indicated, of certain items included in the Company's consolidated statements of operations for the period indicated. Percentages may not add due to rounding:


                                                                        FOR THE 16 WEEKS ENDED
                                                                       APRIL 20,         APRIL 21,
                                                                        2002                2001
                                                                        ----                ----
Revenues:
    Bakery-cafe sales..........................................         77.2%                79.1%
    Franchise royalties and fees...............................          9.5                  9.5
    Commissary sales to franchisees............................         13.3                 11.4
                                                                    --------             --------

           Total revenue.......................................        100.0%               100.0%
                                                                    --------             --------

Costs and expenses:
    Bakery-cafe expenses(1):
        Cost of food and paper products......                           30.1                 31.3
        Labor..................................................         30.2                 29.5
        Occupancy..............................................          7.3                  7.3
        Other operating expenses...............................         13.2                 13.8
                                                                    --------             --------

           Total bakery-cafe expenses..........................         80.7                 81.9
                                                                    --------             --------

    Commissary cost of sales to franchisees(2).................         92.4                 91.4
    Depreciation and amortization..............................          4.9                  5.4
    General and administrative expenses........................          9.5                 10.0
                                                                    --------             --------

Operating profit...............................................         11.0                  9.4
Interest expense...............................................           --                  0.1
Other expense (income), net....................................          0.3                   --
Minority interest..............................................           --                   --
                                                                    --------             --------

Income before income taxes.....................................         10.7                  9.4
Income taxes...................................................          3.9                  3.7
                                                                    --------             --------


           Net income..........................................          6.8%                 5.7%
                                                                    ========             ========

(1) As a percentage of Company bakery-cafe sales.
(2) As a percentage of commissary sales to franchisees.



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